First Trust Exchange-Traded Fund II

Amended and Restated
Establishment and Designation of Series of Shares of Beneficial Interest

(Effective as of October 23, 2025)

Whereas, pursuant to Section 4.9 of the Amended and Restated Declaration of Trust dated June 12, 2017 as the same may be amended from time to (the “Declaration”), of First Trust Exchange-Traded Fund II, a Massachusetts business trust (the “Trust”), the initial Trustee of the Trust divided the Shares of the Trust into series of shares of beneficial interests in the Trust (each, a “Series”) as of that same date as set forth on Schedule A to the Declaration: First Trust Russell Consumer Discretionary AlphaDex Fund, First Trust Russell Consumer Staples AlphaDex Fund, First Trust Russell Energy AlphaDex Fund, First Trust Russell Financial AlphaDex Fund, First Trust Russell Health Care AlphaDex Fund and First Trust Russell Technology AlphaDex Fund (the “Initial Series”);

Whereas, the Trustees of the Trust, on the 16th day of April, 2007, determined not to bring and terminated the Initial Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 16th of April, 2007, designated two additional series to be named First Trust DJ STOXX® Select Dividend 30 Index Fund and First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 18th of July, 2007, designated three additional series to be named First Trust Dow Jones Global Select Dividend Index Fund, First Trust Europe Select AlphaDEXTM Fund and First Trust Japan Select AlphaDEXTM Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 10th of December, 2007, designated an additional series to be named First Trust Global IPOX-100 Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 22nd of May, 2008, designated an additional series to be named First Trust ISE Global Wind Energy Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 15th of September, 2008, renamed the series First Trust Global IPOX-100 Index Fund as First Trust Global IPO Index Fund and designated an additional series to be named First Trust ISE Global Engineering and Construction Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 30th of January, 2009, renamed the series First Trust DJ STOXX® Select Dividend 30 Index Fund as First Trust Dow Jones STOXX® European Select Dividend Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 23rd of March, 2009, renamed the series First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund as First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 24th of August, 2009, designated an additional series to be named First Trust NASDAQ®Clean Edge® Smart Grid Infrastructure Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 21st of January, 2010, designated three additional series to be named First Trust BICK Index Fund and First Trust ISE Global Copper Index Fund and First Trust ISE Global Platinum Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 21st of July, 2010, designated an additional series to be named First Trust NASDAQ CEA Smartphone Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 21st of September, 2010, renamed the series First Trust Dow Jones STOXX® European Select Dividend Index Fund as First Trust STOXX® European Select Dividend Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 21st of March, 2011, designated an additional series to be named First Trust NASDAQ Global Auto Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 18th of April, 2011, designated an additional series to be named First Trust ISE Cloud Computing Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 13th of June, 2011, designated an additional series to be named First Trust ISE Global Oil Refiners Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th of March, 2012, designated an additional series to be named First Trust S&P CIVETS 60 Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 16th of September, 2013, terminated the series First Trust Europe Select AlphaDex® Fund, First Trust Japan Select AlphaDEX® Fund, First Trust Global IPO Index Fund, First Trust ISE Global Oil Refiners Index Fund and First Trust S&P CIVETS 60 Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 22nd day of July, 2014, designated an additional series to be named First Trust International IPO ETF;

 Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 2nd day of June, 2015, designated an additional series to be named First Trust NASDAQ CEA Cybersecurity ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, at a meeting held of June 16, 2015, voted to (i) change the name of the First Trust ISE Global Copper Index Fund to the “First Trust Indxx Global Natural Resources Income ETF”; and (ii) change the name of the First Trust ISE Global Platinum Index Fund to the “First Trust Indxx Global Agriculture ETF” and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order incorporate such name changes; and

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 17th of December, 2015, renamed the First Trust NASDAQ CEA Smartphone Index Fund as the First Trust Smartphone Index Fund and the First Trust NASDAQ CEA Cybersecurity ETF as the First Trust NASDAQ Cybersecurity ETF, to be effective December 21, 2015, and approved the amendment of and the restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate such name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 3rd day of May, 2016, designated an additional series to be named First Trust ZyFin India Quality and Governance ETF; and

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th day of December, 2016, changed the name of each of the following series of the trust, as indicated:

Existing Name	New Name
First Trust ISE Cloud Computing Index Fund	First Trust Cloud Computing ETF
First Trust ISE Global Wind Energy Index Fund	First Trust Global Wind Energy ETF
First Trust ISE Global Engineering and Construction Index Fund	First Trust Global Engineering and Construction ETF.

;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th day of June, 2017, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust ZyFin India Quality and Governance ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 23 day of April, 2018, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Europe IPO ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 11th day of June, 2018, voted to change the name of the First Trust Europe IPO ETF to the “First Trust IPOX Europe Equity Opportunities ETF”; and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order incorporate such name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 6th day of August, 2018, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Dow Jones International Index ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 10th day of December, 2018, voted to change the name of the First Trust International IPO ETF to First Trust International Equity Opportunities ETF, effective December 10, 2018; and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate such name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 11th day of March, 2019, voted to change the name of the First Trust Nasdaq Smartphone Index Fund to the First Trust Indxx NextG ETF, effective on the 29th day of May, 2019; and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order incorporate such name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 26th day of April, 2021, voted to change the name of the First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund to First Trust Alerian Disruptive Technology Real Estate ETF, effective subsequent to shareholder approval on a related matter; to change the name of First Trust Global Engineering and Construction ETF to First Trust Alerian US NextGen Infrastructure ETF, effective on the 27th day of July, 2021; to change the name of First Trust Nasdaq Global Auto Index Fund to First Trust S-Network Electric & Future Vehicle Ecosystem ETF, effective on the 27th day of July, 2021; and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order incorporate such name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 7th day of June, 2021, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series to be named First Trust International Cloud Computing ETF and First Trust Nasdaq Clean Edge International Clean Energy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 6th day of December, 2021, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Indxx Metaverse ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 16th day of December, 2021, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Nasdaq Lux Digital Health Solutions ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 20th day of January, 2022, voted to change the name of the First Trust S-Network Electric & Future Vehicle Ecosystem ETF to the First Trust S-Network Future Vehicles & Technology ETF, effective on the 26th day of January, 2022; and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order incorporate such name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 13th day of June, 2022, terminated the series First Trust Nasdaq Clean Edge International Clean Energy ETF and First Trust Nasdaq International Cloud Computing ETF; and

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 24th day of October, 2022, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Bloomberg Emerging Market Democracies ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 5th day of June, 2023, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Emerging Markets Human Flourishing ETF; and

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 3rd day of June, 2024, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Bloomberg Artificial Intelligence Index ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 9th day of September, 2024, voted to change the name of the First Trust Bloomberg Artificial Intelligence Index ETF to the First Trust Bloomberg Artificial Intelligence ETF; and to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order incorporate such name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 9th day of December, 2024, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Bloomberg Nuclear Power ETF; and

 Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 9th day of June, 2025, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Indxx Critical Metals ETF.

The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	First Trust STOXX® European Select Dividend Index Fund
2.	First Trust Alerian Disruptive Technology Real Estate ETF
3.	First Trust Dow Jones Global Select Dividend Index Fund
4.	First Trust Global Wind Energy ETF
5.	First Trust Alerian US NextGen Infrastructure ETF
6.	First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund
7.	First Trust BICK Index Fund
8.	First Trust Indxx Global Natural Resources Income ETF
9.	First Trust Indxx Global Agriculture ETF
10.	First Trust Indxx NextG ETF
11.	First Trust S-Network Future Vehicles & Technology ETF
12.	First Trust Cloud Computing ETF
13.	First Trust International Equity Opportunities ETF
14.	First Trust Nasdaq Cybersecurity ETF
15.	First Trust IPOX® Europe Equity Opportunities ETF
16.	First Trust Dow Jones International Internet ETF
17.	First Trust Indxx Metaverse ETF
18.	First Trust Nasdaq Lux Digital Health Solutions ETF
19.	First Trust Bloomberg Emerging Market Democracies ETF
20.	First Trust Emerging Markets Human Flourishing ETF
21.	First Trust Bloomberg Artificial Intelligence ETF
22.	First Trust Bloomberg Nuclear Power ETF
23.	First Trust Indxx Critical Metals ETF

1.       Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.       The number of authorized Shares of each Series is unlimited.

3.       Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.       With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.       The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.       The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.       Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of this 23rd day of October, 2025.

/s/ Erin Klassman
Erin Klassman, Assistant Secretary

State of Illinois	)
) SS.
County of DuPage	)

Then personally appeared the above-named person(s) who are known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series and who acknowledged the same to be his free act and deed, before me this 23rd day of October, 2025.

/s/ Sandra K. Streit

Notary Public

My Commission Expires: 3/11/2029